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                    GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                     EXHIBIT 11
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
                                                            Quarter ended
                                                            -------------
                                                     May 31,           May 31,
                                                      1998              1997
                                                    ----------       ----------
Weighted average number of common shares
  outstanding for basic earnings per share          14,454,700       14,059,400

Potential dilutive common shares:
 Add shares issuable pursuant to warrant
  agreements less shares assumed repurchased
  at the average market price                           56,700 (1)          -

 Add shares issuable pursuant to stock options
  less shares assumed repurchased at the
  average market price                                  22,000 (1)          -

 Add shares issuable from assumed conversion
   of convertible promissory notes                   1,863,700 (1)       25,000 (1)
                                                   -----------       ----------

Tentative number of shares for computation
 of diluted earnings per share                      16,397,100       14,084,400
                                                   -----------       ----------
                                                   -----------       ----------

Earnings (loss) applicable to common stock         $  (556,600)      $   60,400

 Add back interest expense for convertible
  promissory notes assumed converted                    13,600           19,000
                                                   -----------       ----------

Tentative earnings (loss) for computation of
 diluted earnings per share                        $  (543,000)      $   79,400
                                                   -----------       ----------
                                                   -----------       ----------

Basic loss per common share                        $     (0.04)      $    0.004
                                                   -----------       ----------
                                                   -----------       ----------

Diluted loss per common share (2)                  $     (0.04)      $    0.004
                                                   -----------       ----------
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(1)  Not used in diluted earnings per share  calculation as effect would be antidilutive.
(2) Determined based upon the loss applicable to common stock divided by the weighted average number of common shares since the effect of potential dilutive shares is anti-dilutive.